Axos Financial, Inc. Reports Fiscal Third Quarter 2023 Results

Third Quarter Net Income Increased 29%

LAS VEGAS, NV – (BUSINESS WIRE) – April 27, 2023 – Axos Financial, Inc. (NYSE: AX) (“Axos”), today announced unaudited financial results for the fiscal third quarter ended March 31, 2023. Net income was $79.9 million, an increase of 29% from $61.8 million for the quarter ended March 31, 2022. Diluted earnings per share were $1.32, an increase of $0.30, or 29%, as compared to diluted earnings per share of $1.02 for the quarter ended March 31, 2022.
Adjusted earnings and adjusted earnings per diluted common share (“adjusted EPS”), non-GAAP measures, which exclude non-cash amortization expenses and non-recurring costs related to mergers and acquisitions, and other non-recurring costs increased 28% and 29% to $81.8 million and $1.35, respectively, for the quarter ended March 31, 2023, compared to $63.8 million and $1.05, respectively, for the quarter ended March 31, 2022.
Fiscal Third Quarter 2023 Financial Summary:

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2023	2022	% Change
Net interest income	$198,982	$149,538	33.1%
Non-interest income	$32,246	$28,774	12.1%
Net income	$79,850	$61,823	29.2%
Adjusted earnings (Non-GAAP)[1]	$81,832	$63,815	28.2%
Diluted EPS	$1.32	$1.02	29.4%
Adjusted EPS (Non-GAAP)[1]	$1.35	$1.05	28.6%
[1] See “Use of Non-GAAP Financial Measures”
For the nine months ended March 31, 2023, net income was $219.8 million, an increase of 20% from net income of $182.8 million for the nine months ended March 31, 2022. Diluted earnings per share were $3.63 for the nine months March 31, 2023, an increase of $0.61, or 20%, as compared to diluted earnings per share of $3.02 for the nine months ended March 31, 2022.
“We had another strong quarter, with double-digit year-over-year growth in deposits, net interest income and book value per share,” stated Greg Garrabrants, President and Chief Executive Officer of Axos. “Our strong liquidity, diverse funding, and asset-based lending helped us maintain a 4.42% consolidated net interest margin, despite rising funding costs. With excess capital at the Bank, Axos Clearing and the Holding Company, we are well positioned to capitalize on market dislocations.”
“We generated 29% year-over-year growth in diluted earnings per share and an annualized return on average common equity of 17.4% through strong revenue growth and a stable net interest margin,” stated Derrick Walsh, Executive Vice President and Chief Financial Officer of Axos. “Axos Securities continues to benefit from rising interest rates, as reflected in the 166% year-over-year increase in broker-dealer fee income and the $19.5 million pretax income this quarter. With cash sorting deposits at Axos Advisor Services near its cyclical lows as a percentage of assets under custody and a significant percentage of our loans and deposits re-pricing with changes in the Fed Funds rate, we have sufficient flexibility to manage our net interest margin in a variety of interest rate environments.”

Other Highlights
•Net loans for investment totaled $15.8 billion at March 31, 2023, an increase of 9.2% annualized, from $15.5 billion at December 31, 2022
•Deposits totaled $16.7 billion at March 31, 2023, an increase of $1.0 billion, or 26.8% annualized, from $15.7 billion at December 31, 2022
•Approximately 90% of total deposits were FDIC-insured or collateralized at both March 31, 2023 and December 31, 2022
•Pretax income for the Securities Business segment was $19.5 million and $44.0 million for the three and nine months ended March 31, 2023
•Net interest margin was 4.42% for the quarter ended March 31, 2023, compared to 4.02% for the quarter ended March 31, 2022
•Non-performing loans to total loans was 0.60% at March 31, 2023, down slightly from 0.61% at December 31, 2022
•Unrealized losses on the $280 million available-for-sale securities portfolio was less than 0.5% of stockholders’ equity at March 31, 2023; no securities were classified as held-to-maturity
•Tier 1 capital to risk weighted assets was 11.55% for the Bank and 10.71% for Axos Financial, Inc. at March 31, 2023, up from 11.28% and 10.55%, respectively, at December 31, 2022
•Repurchased $31.6 million of common stock during the quarter ended March 31, 2023
•Axos’ Board of Directors authorized a new $100 million common stock repurchase program on April 26, 2023
Fiscal Third Quarter 2023 Income Statement Summary
Net income was $79.9 million or $1.32 per diluted common share for the three months ended March 31, 2023, compared to $61.8 million, or $1.02 per diluted common share for the three months ended March 31, 2022. Net interest income increased $49.4 million or 33% for the three months ended March 31, 2023 compared to the three months ended March 31, 2022, primarily due to higher rates earned and higher average balances in the loan portfolio, partially offset by higher rates paid on deposits and increased deposit balances.
The provision for credit losses was $5.5 million for the three months ended March 31, 2023 compared to $4.5 million for the three months ended March 31, 2022 and was primarily driven by loan growth, changes in the macroeconomic environment, and changes in loan product mix.
Non-interest income increased to $32.2 million for the three months ended March 31, 2023 compared to $28.8 million for the three months ended March 31, 2022. Increases of $8.6 million in broker-dealer fee income and $1.2 million in banking and service fees were partially offset by decreases of $4.7 million in mortgage banking income, $0.9 million in advisory fee income and $0.7 million in prepayment penalty fee income.
Non-interest expense, comprised of various operating expenses, increased $24.2 million to $111.0 million for the three months ended March 31, 2023 from $86.8 million for the three months ended March 31, 2022. The increase was primarily attributable to $9.9 million in higher salaries and related costs, $8.4 million in advertising and promotional expenses, $3.5 million in data processing expenses, and $2.4 million in professional services expenses.
Balance Sheet Summary
Axos’ total assets increased by $2.4 billion, or 14%, to $19.8 billion, at March 31, 2023, from $17.4 billion at June 30, 2022, primarily due to a $1.7 billion increase in loans held for investment and a $0.9 billion increase in cash. Total liabilities increased by $2.2 billion, or 14%, to $17.9 billion at March 31, 2023, from $15.8 billion at June 30, 2022, primarily due to an increase of $2.8 billion in deposits offset by $0.4 billion decrease in securities loaned. Stockholders’ equity increased by approximately $201.1 million, or 12%, to $1.8 billion at March 31, 2023 from $1.6 billion at June 30, 2022. The increase was primarily the result of $219.8 million in net income and $15.6 million of stock-based compensation activity, partially offset by the repurchase of $31.6 million of common stock.
The Bank’s common equity tier 1 capital ratio was 11.55% at March 31, 2023 compared to 11.28% at December 31, 2022.

Conference Call
A conference call and webcast will be held on Thursday, April 27, 2023 at 5:00 PM Eastern / 2:00 PM Pacific. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 877-407-8293. The conference call will be webcast live, and both the webcast and the earnings supplement may be accessed at Axos’ website, investors.axosfinancial.com. For those unable to listen to the live broadcast, a replay will be available until May 27, 2023, at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13737601.
About Axos Financial, Inc. and Subsidiaries
The condensed consolidated financial statements include the accounts of Axos Financial, Inc. (“Axos”) and its wholly owned subsidiaries, Axos Bank (the “Bank”) and Axos Nevada Holding, LLC (“Axos Nevada Holding” and collectively, the “Company”). Axos, the Bank and Axos Nevada Holding comprise substantially all of the Company's assets and liabilities and revenues and expenses. Axos Nevada Holding wholly owns its subsidiary Axos Securities, LLC, which wholly owns subsidiaries Axos Clearing LLC, a clearing broker dealer, Axos Invest, Inc., a registered investment advisor, and Axos Invest LLC, an introducing broker dealer. With approximately $19.8 billion in consolidated assets, Axos Financial, Inc. through Axos Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division AAS), with approximately $33.1 billion of assets under custody and/or administration, and Axos Invest, Inc., provide comprehensive securities clearing and custody services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc. please visit investors.axosfinancial.com.
Segment Reporting
The Company operates through two segments: Banking Business and Securities Business. In order to reconcile the two segments to the consolidated totals, the Company includes parent-only activities and intercompany eliminations. Inter-segment transactions are eliminated in consolidation and primarily include non-interest income earned by the Securities Business segment and non-interest expense incurred by the Banking Business segment for cash sorting fees related to deposits sourced from Securities Business segment customers, as well as interest expense paid by the Banking Business segment to each of the wholly-owned subsidiaries of the Company and to the Company itself for their operating cash held on deposit with the Business Banking segment.
The following tables present the operating results of the segments and reconciliations:

	Three Months Ended March 31, 2023
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$196,249	$6,335	$(3,602)	$198,982
Provision for credit losses	5,500	—	—	5,500
Non-interest income	10,685	38,298	(16,737)	32,246
Non-interest expense	98,252	25,138	(12,346)	111,044
Income before taxes	$103,182	$19,495	$(7,993)	$114,684

	Three Months Ended March 31, 2022
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$147,828	$3,377	$(1,667)	$149,538
Provision for credit losses	4,500	—	—	4,500
Non-interest income	15,741	15,609	(2,576)	28,774
Non-interest expense	65,076	20,242	1,501	86,819
Income before taxes	$93,993	$(1,256)	$(5,744)	$86,993

	Nine Months Ended March 31, 2023
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$574,524	$15,486	$(10,643)	$579,367
Provision for credit losses	17,750	—	—	17,750
Non-interest income	31,954	103,467	(47,638)	87,783
Non-interest expense	295,332	74,924	(35,597)	334,659
Income before taxes	$293,396	$44,029	$(22,684)	$314,741

	Nine Months Ended March 31, 2022
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$432,328	$14,059	$(4,639)	$441,748
Provision for credit losses	12,500	—	—	12,500
Non-interest income	46,864	45,169	(5,770)	86,263
Non-interest expense	190,250	61,169	5,850	257,269
Income before taxes	$276,442	$(1,941)	$(16,259)	$258,242

Use of Non-GAAP Financial Measures
In addition to the results presented in accordance with GAAP, this release includes the non-GAAP financial measures adjusted earnings, adjusted earnings per diluted common share and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. As noted below with respect to each measure, we believe the non-GAAP financial measures disclosed in this release enhance investors’ understanding of our business and performance, and our management uses these non-GAAP measures when it internally evaluates the performance of our business and makes operating decisions. However, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.
We define “adjusted earnings”, a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs (including amortization of intangible assets related to acquisitions) and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share (“adjusted EPS”), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about Axos’ operating performance. We believe excluding the non-recurring acquisition-related costs and other costs provides investors with an alternative understanding of Axos’ core business.

Below is a reconciliation of net income, the nearest compatible GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Net income	$79,850	$61,823	$219,809	$182,820
Acquisition-related costs	2,846	2,803	8,169	8,676
Other costs[1]	—	—	16,000	—
Tax effects of adjustments	(864)	(811)	(7,290)	(2,534)
Adjusted earnings (Non-GAAP)	$81,832	$63,815	$236,688	$188,962
Adjusted EPS (Non-GAAP)	$1.35	$1.05	$3.91	$3.12
1    Other costs for the nine months ended March 31, 2023 reflect an accrual in the first quarter of 2023 as a result of an adverse legal judgement that has not been finalized.
We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus mortgage servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.
Below is a reconciliation of total stockholders’ equity to tangible book value per common share (Non-GAAP) as of the dates indicated:

	March 31,
(Dollars in thousands, except per share amounts)	2023	2022
Total stockholders’ equity	$1,844,104	$1,585,585
Less: mortgage servicing rights, carried at fair value	25,396	23,519
Less: goodwill and other intangible assets	154,928	159,150
Tangible common stockholders’ equity (Non-GAAP)	$1,663,780	$1,402,916
Common shares outstanding at end of period	59,355,124	59,662,795
Tangible book value per common share (Non-GAAP)	$28.03	$23.51

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ deposit balances and capital ratios, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions, expectations of the environment in which Axos operates and projections of future performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its 2022 Form 10-K, as supplemented by its Quarterly Report on Form 10-Q for the period ended December 31, 2022, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this press release, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.

Investor Relations Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
858-649-2218
jlai@axosfinancial.com

The following tables set forth certain selected financial data concerning the periods indicated:
AXOS FINANCIAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	March 31, 2023	June 30, 2022	March 31, 2022
Selected Balance Sheet Data:
Total assets	$19,782,481	$17,401,165	$16,080,950
Loans—net of allowance for credit losses	15,836,255	14,091,061	13,093,603
Loans held for sale, carried at fair value	7,920	4,973	19,611
Loans held for sale, lower of cost or fair value	303	10,938	11,182
Allowance for credit losses - loans	161,293	148,617	143,372
Securities—trading	400	1,758	366
Securities—available-for-sale	279,612	262,518	229,510
Securities borrowed	87,293	338,980	274,644
Customer, broker-dealer and clearing receivables	323,359	417,417	510,561
Total deposits	16,738,869	13,946,422	12,733,002
Advances from the FHLB	90,000	117,500	152,500
Borrowings, subordinated notes and debentures	334,330	445,244	381,682
Securities loaned	114,613	474,400	447,748
Customer, broker-dealer and clearing payables	406,092	511,654	543,905
Total stockholders’ equity	1,844,104	1,642,973	1,585,585

Capital Ratios:
Equity to assets at end of period	9.32%	9.44%	9.86%
Axos Financial, Inc.:
Tier 1 leverage (to adjusted average assets)	9.29%	9.25%	9.43%
Common equity tier 1 capital (to risk-weighted assets)	10.71%	9.86%	10.23%
Tier 1 capital (to risk-weighted assets)	10.71%	9.86%	10.23%
Total capital (to risk-weighted assets)	13.63%	12.73%	13.30%
Axos Bank:
Tier 1 leverage (to adjusted average assets)	10.17%	10.65%	10.51%
Common equity tier 1 capital (to risk-weighted assets)	11.55%	11.24%	11.43%
Tier 1 capital (to risk-weighted assets)	11.55%	11.24%	11.43%
Total capital (to risk-weighted assets)	12.40%	12.01%	12.24%
Axos Clearing LLC:
Net capital	$79,459	$38,915	$39,109
Excess capital	$74,377	$32,665	$31,612
Net capital as a percentage of aggregate debit items	31.27%	12.45%	10.43%
Net capital in excess of 5% aggregate debit items	$66,755	$23,290	$20,369

AXOS FINANCIAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands, except per share data)

	At or for the Three Months Ended		At or for the Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Selected Income Statement Data:
Interest and dividend income	$307,334	$160,181	$810,708	$475,567
Interest expense	108,352	10,643	231,341	33,819
Net interest income	198,982	149,538	579,367	441,748
Provision for credit losses	5,500	4,500	17,750	12,500
Net interest income after provision for credit losses	193,482	145,038	561,617	429,248
Non-interest income	32,246	28,774	87,783	86,263
Non-interest expense	111,044	86,819	334,659	257,269
Income before income tax expense	114,684	86,993	314,741	258,242
Income tax expense	34,834	25,170	94,932	75,422
Net income	$79,850	$61,823	$219,809	$182,820

Per Common Share Data:
Net income:
Basic	$1.33	$1.04	$3.67	$3.07
Diluted	$1.32	$1.02	$3.63	$3.02
Adjusted earnings per common share (Non-GAAP)[1]	$1.35	$1.05	$3.91	$3.12
Book value per common share	$31.07	$26.58	$31.07	$26.58
Tangible book value per common share (Non-GAAP)[1]	$28.03	$23.51	$28.03	$23.51

Weighted average number of common shares outstanding:
Basic	59,930,634	59,542,128	59,928,263	59,476,488
Diluted	60,627,400	60,611,959	60,595,414	60,605,486
Common shares outstanding at end of period	59,355,124	59,662,795	59,355,124	59,662,795
Common shares issued at end of period	69,340,533	68,617,410	69,340,533	68,617,410

Performance Ratios and Other Data:
Loan originations for investment	$1,735,651	$2,363,599	$6,235,451	$6,981,749
Loan originations for sale	45,200	166,327	158,500	569,614
Return on average assets	1.71%	1.59%	1.60%	1.63%
Return on average common stockholders’ equity	17.42%	15.89%	16.73%	16.33%
Interest rate spread[2]	3.46%	3.84%	3.57%	3.93%
Net interest margin[3]	4.42%	4.02%	4.41%	4.11%
Net interest margin[3] – Banking Business Segment	4.50%	4.21%	4.56%	4.33%
Efficiency ratio[4]	48.02%	51.26%	50.16%	48.72%
Efficiency ratio[4] – Banking Business Segment	47.48%	39.79%	48.70%	39.70%

Asset Quality Ratios:
Net annualized charge-offs to average loans	0.04%	0.05%	0.04%	0.02%
Non-performing loans and leases to total loans	0.60%	1.05%	0.60%	1.05%
Non-performing assets to total assets	0.51%	0.87%	0.51%	0.87%
Allowance for credit losses - loans to total loans held for investment	1.01%	1.08%	1.01%	1.08%
Allowance for credit losses - loans to non-performing loans	168.12%	103.33%	168.12%	103.33%

1    See “Use of Non-GAAP Financial Measures” herein.
2     Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.
3    Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
4 Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.